Exhibit 10.27

DOUGLAS DYNAMICS, INC. INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT, dated as of                     , 2010 (this “Agreement”), is by and between Douglas Dynamics, Inc., a Delaware corporation (the “Company”), and the individual whose name appears below on the signature page (“Indemnitee”).

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Certificate of Incorporation and By-laws providing for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification and advancement of expenses; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request (including, without limitation, as directors and officers of direct and indirect subsidiaries of the Company), and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by applicable law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to serve or continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1.                                       Service by Indemnitee.  Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed as a director or officer of the Company and until such time as Indemnitee’s successor is elected and qualified or Indemnitee is removed as permitted by applicable law or tenders a resignation in writing.

2.                                       Indemnification and Advancement of Expenses.  The Company shall indemnify and hold harmless Indemnitee, and shall pay to Indemnitee in advance of the final disposition of any Proceeding (as defined below) all Expenses (as defined below) incurred by Indemnitee in defending any such Proceeding, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted, all on the terms and conditions set forth in this Agreement.  Without diminishing the scope of the rights provided by this Section, the rights of Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to Indemnitee:

(a)                                  to the extent expressly prohibited by applicable law or the Certificate of Incorporation and By-laws of the Company;

(b)                                 for which payment is actually made to Indemnitee with respect to the claim in question under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the Certificate of Incorporation or By-laws, or agreement of the Company or any other company or organization where Indemnitee is or was serving at the request of the Company (and Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by Indemnitee), except in respect of any indemnity or advancement of Expenses exceeding the payment under such insurance, indemnity clause, provision of the Certificate of Incorporation or By-laws, or agreement; provided, however, that this Section 2(b) shall not apply to any payment(s) actually made to Indemnitee that Indemnitee has been required to return or that Indemnitee has been otherwise disgorged of through no fault of Indemnitee; or

(c)                                  in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Company.

3.                                       Action or Proceedings Other than an Action by or in the Right of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party to, or is threatened to be made a party to, or is or was otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation (including, without limitation, any direct or indirect subsidiary of the Company), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; or by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against all Losses (as defined below) actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

4.                                       Indemnity in Proceedings by or in the Right of the Company.  Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party to, or is threatened to be made a party to, or is or was otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation (including, without limitation, any direct or indirect subsidiary of the Company), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; or by reason of anything done or not done by Indemnitee in any such capacity.  Pursuant to this Section, Indemnitee shall be indemnified against all Losses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Losses as such court shall deem proper.

5.                                       Indemnification for Costs, Charges and Expenses of Successful Party.  Notwithstanding the limitations of Sections 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6.                                       Jointly Indemnifiable Claims.

(a)                                  The Company acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Indemnitee-Related Entities (as defined below) due to the service of Indemnitee as a director, officer, employee, agent or trustee of the Company at the request of the Indemnitee-Related Entities or otherwise.  Notwithstanding such rights, the Company acknowledges and agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Indemnitee-Related Entities to provide indemnification or to advance Expenses for the same Expenses or amounts incurred by Indemnitee are secondary), and the Company shall be fully responsible for payment to Indemnitee in respect of indemnification or advancement of Expenses in connection with any Jointly Indemnifiable Claim (as defined below) pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from any of the Indemnitee-Related Entities.

(b)                                 Under no circumstance shall the Company be entitled to any right of subrogation or contribution by, or any other right of recovery of any kind against, the Indemnitee-Related Entities with respect to Indemnitee.

(c)                                  In the event of a Jointly Indemnifiable Claim, Indemnitee shall first seek recovery against the Company pursuant to this Agreement, the Company’s Certificate of Incorporation or Bylaws, any Company insurance policy or any other indemnity or insurance policy or provision available to Indemnitee from the Company before seeking to recover under any indemnification rights granted, or any insurance policy maintained by, any of the Indemnitee-Related Entities.  In the event any of the Indemnitee-Related Entities (or an insurance provider pursuant to a policy maintained by or on behalf of such Indemnitee-Related Entity) makes any payment or advancement to Indemnitee with respect to any Jointly Indemnifiable Claim, (i) the Indemnitee-Related Entity making such payment or advancement shall be subrogated to the extent of such payment or advancement to all of the rights of recovery of Indemnitee against the Company, (ii) the Company shall reimburse, indemnify and hold harmless such Indemnitee-Related Entities for all such payments or advancements made and (iii) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  If Indemnitee subsequently receives or recovers from the Company such amounts paid or advanced by the Indemnitee-Related Parties (or insurance provider), Indemnitee shall promptly pay over the amounts so received or recovered to such Indemnitee-Related Entity.  No right of advancement or recovery Indemnitee may have or receive from any of the Indemnitee-Related Entities (or any of their insurance providers) shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder.

(d)                                 The Company acknowledges and agrees that its obligations to indemnify and advance Expenses to Indemnitee pursuant to this Agreement or any other indemnity or insurance policy or provision available to Indemnitee from the Company or any other company or organization where Indemnitee is serving at the request of the Company (including, without limitation, any direct or indirect subsidiary of the Company) shall not be discharged to the extent Indemnitee has been required to return or has been otherwise disgorged of such payment(s) through no fault of Indemnitee.  In such an event, Indemnitee shall be entitled to seek indemnification and/or advancement of Expenses against the Company, and only thereafter against the Indemnity-Related Parties to the extent Indemnitee has any such rights against the Indemnity-Related Parties.

(e)                                  The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 6, entitled to enforce this Section 6 as though each such Indemnitee-Related Entity was a party to this Agreement.

7.                                       Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify

Indemnitee for the portion of such Losses actually and reasonably incurred to which Indemnitee is entitled.

8.                                       Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the Delaware General Corporation Law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Company, in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending or completed proceeding, whether civil, criminal, administrative, legislative, investigative or other nature, to which Indemnitee neither is, nor is threatened to be made, a party.

9.                                       Determination of Entitlement to Indemnification.  To receive indemnification under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee.  Upon receipt by the Secretary of the Company of a written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 7 or 8, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined, subject to Section 11, by the following person or persons who shall be empowered to make such determination:  (a) the Board of Directors of the Company by a majority vote of Disinterested Directors (as defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change in Control (as defined below) has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.  Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by Indemnitee.  Upon failure of the Board of Directors so to select such Independent Counsel or upon failure of Indemnitee so to approve (or so to select in the event that a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction.  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of the written request for indemnification from Indemnitee.  If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

10.                                 Presumptions and Effect of Certain Proceedings.  The Secretary of the Company shall, promptly upon receipt of Indemnitee’s written request for indemnification, advise in writing the Board of Directors of the Company or such other person or persons empowered to make the determination as provided in Section 9 above that Indemnitee has made such request for indemnification.  Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification.  The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself:  (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

11.                                 Remedies of Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses; Right to Bring Suit.  In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of Delaware pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.  Additionally, Indemnitee may at any time bring suit for recovery under any directors’ and officers’ liability insurance policy maintained by the Company.  The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 9 or 10 that Indemnitee is not entitled to indemnification.  In any suit or arbitration brought by Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by Indemnitee to enforce a right to an advancement of Expenses) it shall be a defense that Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.  Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.  Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit or arbitration that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that Indemnitee has not met the standard of conduct described above shall create a presumption that Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by Indemnitee, be a defense to such suit.  In any suit brought by Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Company.  If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.  The Company further agrees to stipulate in any such court or before any such arbitrator pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, or that Indemnitee is entitled to recovery under any directors’ and officers’ liability insurance policy maintained by the Company, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication, award or recovery in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such suit to the extent Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12.                                 Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of stockholders or Disinterested Directors, provisions of the Certificate of Incorporation or By-laws, or otherwise.

13.                                 Expenses to Enforce Agreement.  In the event that Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by Indemnitee in connection therewith.

14.                                 Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company or while a director or officer is serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation (including, without limitation, any direct or indirect subsidiary of the Company), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee, agent or trustee of the Company or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation (including, without limitation, any direct or indirect subsidiary of the Company), partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.  This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee’s heirs, executors, and administrators.  The Company shall require and cause any successor to all, substantially all or a substantial part of the business and/or assets of the Company (whether by direct or indirect purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place in a written agreement reasonably satisfactory to Indemnitee.

15.                                 Notification and Defense of Proceeding.  Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to Indemnitee.  Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a)                                  The Company shall be entitled to participate therein at its own expense; and

(b)                                 Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below.  Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)                                  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or arbitral award if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent.  Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16.                                 Advancement of Expenses.  To the fullest extent not prohibited by law, all Expenses incurred by Indemnitee in defending any Proceeding described in Section 3 or 4 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of Indemnitee.  To receive an advancement of Expenses under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise.  Indemnitee’s undertaking to repay any such amounts is not required to be secured.  Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of such written request.  Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any action, suit or proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall determine that Indemnitee is entitled to an advancement of Expenses hereunder.

17.                                 Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent.

18.                                 Headings; References; Pronouns.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

19.                                 Definitions.  For purposes of this Agreement:

(a)                                  A “Change in Control” will be deemed to have occurred if the individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b)                                 “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(c)                                  “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any Proceeding, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 16 above, but shall not include the amount of judgments, fines, ERISA excise taxes or penalties actually levied against Indemnitee, or any amounts paid in settlement by or on behalf of Indemnitee.

(d)                                 “Indemnitee-Related Entities” means any corporation, limited liability company, general or limited partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee, agent or fiduciary and which service is covered by the indemnity described in this Agreement) from whom Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy), including, without limitation, Aurora Management Partners LLC, Aurora Advisors II LLC, Aurora Overseas Advisors II, LDC, Aurora Capital Partners II L.P., Aurora Overseas Capital Partners II, L.P., Aurora Equity Partners II L.P. (“AEP II”), Aurora Overseas Equity Partners II, L.P. (“AOEP II”) and any portfolio companies (other than the Company) owned or controlled by AEP II or AOEP II.

(e)                                  “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(f)                                    “Jointly Indemnifiable Claim” shall be broadly construed and shall include, without limitation, any Proceeding for which Indemnitee shall be entitled to indemnification or advancement of Expenses from (i) one or more of the Indemnitee-Related Entities and (ii) the Company pursuant to applicable law, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company, or any parent or subsidiary of the Company, or the Indemnitee-Related Entities, as applicable.

(g)                                 “Losses” means any expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of Indemnitee, and Expenses).

(h)                                 “Proceeding” means any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether civil, criminal, administrative, legislative, investigative or other nature, to which Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving, at the request of the Company, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any Loss is incurred for which indemnification or advancement can be provided under this Agreement.

20.                                 Other Provisions.

(a)                                  This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Delaware.

(b)                                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c)                                  This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d)                                 Except as provided in Section 6 above, upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights; provided, however, that such rights of subrogation and any documents or instruments executed by Indemnitee shall automatically terminate in the event that Indemnitee is required to return or is otherwise disgorged of any indemnification payments and/or advancement of Expenses through no fault of Indemnitee.  In the event of such disgorgement and if the Company has recovered any payments or other consideration from any third party for such liability, the Company shall be obligated to deliver such payments or other consideration to Indemnitee.

(e)                                  This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.  No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DOUGLAS DYNAMICS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Signature Page to Douglas Dynamics, Inc. Indemnification Agreement